UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota 55441	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Special Transactions Committee and Transactions with Cargill, Incorporated

Cargill, Incorporated (“Cargill”) owns approximately 66.5% of the outstanding Common Stock, par value $.01 per share, of The Mosaic Company (the “Company”) and all of the Company’s outstanding Class B Common Stock, par value $.01 per share. Pursuant to the Investor Rights Agreement entered into by and between the Company and Cargill on October 22, 2004, commercial or other transactions, arrangements or agreements (or series of related transactions) between Cargill and its subsidiaries (other than the Company and its subsidiaries), on the one hand, and the Company and its subsidiaries, on the other hand, except as described below, require the approval of a majority of the former IMC Directors serving on the Company’s Board of Directors who are deemed “non-associated directors” (such members being referred to as the “IMC Independent Directors” and comprising the Special Transactions Committee of the Board of Directors or “STC”). The Company’s Board of Directors has adopted a charter for the STC which provides that the STC will oversee transactions between the Company and/or its affiliates and Cargill and/or its affiliates with the objective that such transactions be fair and reasonable to the Company, with arm’s length terms and conditions. Pursuant to its charter, the STC may delegate all or a portion of its duties in respect of the review and approval of such transactions to a committee of senior management, a subcommittee of the STC or the Chairman of the STC. The STC has approved a policy implemented by the Company known as the “Guidelines for Related Party Transactions with Cargill, Incorporated” (the “Guidelines”), whereby the STC has delegated approval authority for certain transactions with Cargill and/or its affiliates to an internal committee comprised of senior managers of the Company. The internal management committee is required to report its activities to the STC on a periodic basis.

Pursuant to the Guidelines, the following transactions, arrangements or agreements (or series of related transactions) with Cargill and/or its affiliates must be approved by the STC:

•	agreements or relationships which require payment by the Company or Cargill, as the case may be, of $2 million or more to the other party during any fiscal year of the Company;

•	multi-year commitments (i.e., contracts with terms of greater than one year) on behalf of the Company;

•	evergreen contracts (i.e., contracts with automatic annual renewal clauses or no stated contract term);

•	renewals of commercial agreements previously requiring STC approval; and

•	licenses or other arrangements involving any material intellectual property of the Company or its subsidiaries.

The review and approval of transactions, arrangements or agreements (or series of related transactions) which do not meet any of the criteria set forth above have been delegated by the STC to the Company’s internal management committee.

Approval of Certain Related Party Agreements by Special Transactions Committee

On July 7, 2005, the STC approved several current or proposed commercial relationships and/or transactions between the Company and Cargill and its affiliates. A general description of the material commercial relationships approved by the STC is set forth below:

•	Fertilizer Supply Agreement (United States). The Company sells fertilizer products produced by the Company and its affiliates to Cargill’s AgHorizons Business Unit (“Cargill AgHorizons”) which are sold in Cargill’s retail fertilizer stores in the United States. Sales are pursuant to a fertilizer supply agreement at market prices in price lists issued from time to time by the Company. In addition, the Company may sell to Cargill AgHorizons certain products produced by third parties for a sourcing fee, and has agreed to make new fertilizer products and agronomic services, should they be developed, available on regular commercial terms to Cargill AgHorizons. Cargill is not obligated to purchase fertilizer products under the agreement and the Company is not obligated to supply any products to Cargill, unless the parties agree to the commercial terms governing such sales. This agreement is in effect until September 30, 2007.

•	Fertilizer Agency Agreement. The Company has entered into an agreement with Cargill Limited, an affiliate of Cargill, to perform certain marketing services for fertilizer products on behalf of the Company to independent dealers in Western Canada, including the provinces of Manitoba, Saskatchewan, Alberta and British Columbia. In exchange for the appointment as the Company’s exclusive marketing agent in Western Canada, Cargill has agreed to assume all accounts receivable credit risk in the event of nonpayment by customers. The Company is responsible for establishing the prices and other terms upon which Cargill Limited will solicit orders for the sale of the Company’s fertilizer products. In exchange for the services, the Company has agreed to pay Cargill a per metric tonne marketing fee for fertilizer sold by Cargill as agent for the Company that was established based on the Company’s estimated cost of marketing fertilizer in Western Canada with an internal sales force and the credit risk assumed by Cargill. This agreement is in effect until June 30, 2007.

•	Ocean Transportation Services Service Level Agreement. The Company has entered into an agreement with Cargill’s Ocean Transportation Division (“Cargill OTD”) whereby Cargill OTD has agreed to perform, on a non-exclusive basis, various freight services for the Company. Freight services include, but are not limited to, vessel and owner screening, freight rate quotes in specified routes and at specified times, advice on market opportunities and freight strategies for the shipment of the Company’s fertilizer products to international locations, and the execution of various operational tasks associated with the international shipment of the Company’s products. In exchange for the services provided by Cargill OTD, the Company has agreed to pay a fee to Cargill, (i) in the case of voyage charters, an address commission calculated as a percentage of the voyage freight value, (ii) in the case of time charters, an address commission calculated as a percentage of the time-charter hire, and (iii) in the case of forward freight agreements, a commission calculated as a percentage of the forward freight agreement notional value. The agreement provides that the parties may renegotiate fees during the term of the agreement. This agreement is in effect until either party terminates it by providing 60 days prior written notice to the other party.

•	Shared Services and Access Agreement (Houston, Texas). The Company and Cargill have entered into an agreement that documents the understandings between the parties relating to a variety of operational matters at the Company’s Houston, Texas port facility which is located adjacent to a grain and oilseed port facility owned and operated by Cargill. The agreement addresses various co-location matters, including the granting of easements from one party to the other, understandings relating to shared services and the allocation or sharing of costs relating to matters such as security, vessel berthing and logistics, channel dredging, utilities, upkeep of roads and rail tracks, as well as other repair and maintenance activities. In addition, the agreement provides that the Company will provide loading and unloading services to Cargill at specified rates per ton which the Company estimates will result in payment to the Company of approximately $400,000 per fiscal year. The agreement requires that each party indemnify and hold harmless the other party for liabilities or damages caused by a party’s performance or failure to perform its respective obligations under the agreement. This agreement will be in effect as long as Cargill and the Company own property at the Houston facility.

•	Shared Services and Access Agreement (Savage, Minnesota). The Company and Cargill have entered into an agreement that documents the understandings between the parties relating to various operational matters at the Company’s Savage, Minnesota facility, which is adjacent to a grain and oilseed and salt facility owned by Cargill. Each facility has access to the Mississippi River. The agreement addresses various co-location matters, including the granting of easements from one party to the other, understandings relating to shared services and the allocation or sharing of costs relating to matters such as security, truck scales, utilities, upkeep of roads and rail tracks, as well as other repair and maintenance activities. In addition, the agreement provides that the Company will provide unloading services for Cargill’s Salt Business Unit at a rate of $2.25 per ton of salt unloaded between March and November, weather conditions permitting, and further provides that the Company will scale trucks loaded with salt for a fee of $1,000 per month. The unloading and scaling fees are subject to annual adjustments tied to the annual increase in the Consumer Price Index in November of each year. The agreement requires that each party indemnify and hold harmless the other party for liabilities or damages caused by a party’s performance or failure to perform its respective obligations under the agreement. This agreement will be in effect as long as Cargill and the Company own property at the Savage facility.

•	Barge Freight Sales Agreement. The Company and Cargo Carriers, Inc. (“Cargo Carriers”), a division of Cargill, have entered into a Barge Freight Sales Agreement whereby the Company has agreed to purchase northbound and southbound barge freight from Cargo Carriers for the shipment of the Company’s nitrogen, phosphate and potash fertilizer shipments. Under the agreement, the Company has agreed to purchase a specified number of barge loadings per contract year, which is approximately 25% of the Company’s estimated annual barge freight purchases. Cargo Carriers has agreed to provide suitable covered hopper barges with towing power as required. The agreement addresses standard barge freight terms such as destination restrictions, surcharge adjustments, tonnage minimums, freetime, demurrage, barge cleaning and other terms. The Company and Cargo Carriers have agreed on barge freight rates to be paid by the Company on a per short ton basis which are dependent upon the origin and destination of the Company’s shipments. This agreement is in effect until the summer of 2007.

•	Feed Phosphate Supply Agreements. The Company has entered into various agreements that relate to the supply of feed grade phosphate and potash products to Cargill’s Animal Nutrition Business Unit. Specifically, the Company has approved the form of standard sales agreements with Cargill for the supply of feed phosphates on a spot basis in North America, as well as to Cargill’s international animal nutrition locations in Brazil, Vietnam, Indonesia and Taiwan. In addition, the Company has approved the form of agreement to be used to govern sales to Cargill’s Grain and Oilseed Crush Business Unit locations in Venezuela, the Philippines and Thailand. Under the agreements described above, Cargill has no obligation to purchase feed grade products from the Company and the Company has no obligation to supply any minimum amounts of feed grade products to Cargill. All sales by the Company to Cargill are at market prices which are to be negotiated by the parties at the time of purchase. Sales of product to Cargill will be governed by one of the form of agreements entered into between the Company and Cargill described above. The agreements described above are in effect until May 31, 2006.

•	Barter Agreement – Brazil. The Company has entered into an agreement with Cargill’s Grain and Oilseed Crush Business Unit in Brazil whereby the Company, Cargill and a Brazilian producer enter into a commercial arrangement pursuant to which the producer agrees to a forward delivery grain contract with Cargill and in turn uses cash generated from such transaction to purchaser fertilizer from the Company. All fertilizer prices are determined by the Company and are at market. The number of barter transactions entered into with Cargill varies from year to year based on then-current market conditions. Under this agreement, the Company is under no obligation to participate in any minimum volume of transactions with Cargill. This agreement remains in effect until either party terminates it by providing 90 days prior written notice to the other party.

•	Work Orders to Master Transition Services Agreement. The Company has entered into various work orders pursuant to the Master Transition Services Agreement entered into between Cargill and the Company on October 22, 2004. Under such work orders, Cargill or its affiliates have agreed to provide transitional services to support the Company after the recent combination of Cargill Crop Nutrition and IMC Global Inc. which resulted in the formation of the Company in October, 2004 (the “Combination”). Under the work orders, Cargill has agreed to provide certain information technology, treasury, financial reporting, human resource, office services, accounting and corporate secretarial related services to the Company in India. In addition, Cargill has agreed to provide various legal and corporate secretarial related services to the Company in the United States and Brazil, and has agreed to expand the scope of the business travel related services to both former Cargill and IMC Global employees who are now employed by the Company. In consideration for such services, the Company has agreed to pay to Cargill negotiated fees which generally are related to Cargill’s costs in providing the services and calculated, to the extent practical, using methodologies which are similar to those which were used to allocate internal costs to Cargill Crop Nutrition prior to the Combination. The Company believes that the fees for these services are comparable to those that would be incurred by the Company had the services been performed internally or had they been obtained from unaffiliated third parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: July 13, 2005	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary